United States
Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Soliciting Material under sec. 240.14a-12

AMBASSADORS INTERNATIONAL, INC.

  (Name of Registrant as specified in its charter)

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1071 Camelback Street
Newport Beach, California 92660

Supplement to
Proxy Statement for the Annual Meeting of Stockholders
to be Held Tuesday, May 13, 2008

The following supplements and amends the Proxy Statement furnished in connection with the Annual Meeting of Stockholders of Ambassadors International, Inc., which will be held at 10:00 a.m., local time, on Tuesday, May 13, 2008, at 1071 Camelback Street, Newport Beach, California 92660. The Proxy Statement was mailed to our stockholders on or about April 14, 2008.

Explanatory Statement

Except as supplemented and amended by this Supplement, the Proxy Statement is as set forth in the Proxy Statement mailed to the stockholders on or about April 14, 2008. Due to a clerical error, one of the 5% beneficial owners was inadvertently omitted from the table titled “Security Ownership of Directors and Executive officers and Certain Beneficial Owners.” This amendment replaces and restates the entire table titled “Security Ownership of Directors and Executive Officers and Certain Beneficial Owners” and related footnotes on pages 12 and 13 of the Proxy Statement.

It is anticipated that this Supplement will be mailed on or about April 18, 2008, to all stockholders entitled to vote at the annual meeting.

By Order of the Board of Directors

Blake T. Barnett
Corporate Secretary

Dated: April 15, 2008

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

The following table shows ownership of our common stock on March 15, 2008, based on 11,141,067 shares of common stock outstanding on that date, by (i) each person known to us to own beneficially more than five percent (5%) of our capital stock; (ii) each director, director nominee and named executive officer (which consist of our Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer, and our other two executive officers) and (iii) all current directors, director nominees and executive officers as a group. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable:

	Amount and Nature	Percent of
	of Beneficial	Class of
	Ownership of	Common
Name of Beneficial Owner	Common Stock(1)	Stock

Directors, Nominees and Named Executive Officers
Joseph J. Ueberroth(2)	746,075	6.51%
Blake T. Barnett(3)	20,000	*
Brian R. Schaefgen(4)	28,429	*
Laura L. Tuthill(5)	35,750	*
Joseph G. McCarthy(6)	43,250	*
Peter V. Ueberroth(7)	1,391,000	12.39%
Brigitte M. Bren(8)	23,117	*
James L. Easton(9)	30,116	*
Rafer L. Johnson(10)	6,000	*
Kevin M. Luebbers(11)	6,000	*
Arthur A. Rodney(12)	300	*
J. Fife Symington, IV(13)	11,000	*
Richard D.C. Whilden(14)	16,620	*
All current directors, director nominees and executive officers as a group (13 people as a group)(15)	2,357,657	20.24%
Other 5% Beneficial Owners
MLF Investments, LLC(16)	2,158,351	19.37%
Ashford Capital Management, Inc.(17)	1,438,208	12.91%
Hoak Public Equities L.P.(18)	1,025,000	9.20%
Spencer Capital Management, Inc.(19)	570,951	5.12%

*	Less than 1.0%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which are purchasable under options which are currently exercisable or which will become exercisable no later than 60 days after March 15, 2008, which are indicated in the footnotes, are deemed outstanding for computing the percentage of shares held by the person holding such options but are not deemed outstanding for computing the percentage of shares held by any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Each of the named executive officers’ shares owned includes shares of restricted stock, as indicated in footnotes. The holders of our restricted stock are entitled to vote and receive dividends, if declared, on the shares of our common stock covered by the restricted stock grant.

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(2)	Chairman and Chief Executive Officer of the Company; includes 319,029 shares of our common stock issuable upon exercise of options and 105,000 unvested shares of restricted stock; includes 86,926 shares of our common stock owned by the Ueberroth Community Trust of which Mr. Ueberroth has shared voting power.

(3)	Consists of 20,000 unvested shares of restricted stock.

(4)	Resigned as chief financial officer and corporate secretary effective June 22, 2007.

(5)	Consists of 21,750 shares of our common stock issuable upon exercise of options and 14,000 unvested shares of restricted stock.

(6)	Consists of 31,250 shares of our common stock issuable upon exercise of options and 12,000 unvested shares of restricted stock.

(7)	The shares are held in a family trust of which Mr. Peter Ueberroth is a co-trustee. Beneficial ownership includes fully vested options to purchase 90,000 shares of our common stock and 1,000 shares of our common stock. Does not include 100,000 shares of our common stock owned by the Ueberroth Family Foundation of which Mr. Ueberroth has shared voting power. Also does not include 43,463 shares of our common stock owned by the Ueberroth Education Trust of which Mr. Ueberroth has no voting power.

(8)	Consists of 22,117 shares of our common stock issuable upon exercise of director options and 1,000 shares of our common stock.

(9)	Consists of 25,116 shares of our common stock held by the director and 5,000 shares of our common stock issuable upon exercise of director options.

(10)	Consists of 5,000 shares of our common stock issuable upon exercise of director options and 1,000 shares of our common stock.

(11)	Consists of 5,000 shares of our common stock issuable upon exercise of director options and 1,000 shares of our common stock.

(12)	Appointed to our board of directors on April 8, 2008; consists of 300 shares of our common stock held by the director.

(13)	Consists of 6,000 shares of our common stock held by the director and 5,000 shares of our common stock issuable upon exercise of director options.

(14)	Consists of 4,620 shares of our common stock held by the director and 7,000 shares held in a family trust of which Mr. Whilden is a co-trustee; includes 5,000 shares of our common stock issuable upon exercise of director options.

(15)	Consists of 509,146 shares of our common stock issuable upon exercise of stock options.

(16)	Based on Form 4 filed with the SEC on March 6, 2008 and a Schedule 13D/A filed on July 31, 2007 by MLF Investments, LLC (“MLFI”), MLF Offshore Portfolio Company, L.P. (“MLF Offshore”), MLF Cayman GP, Ltd. (“MLF Cayman”), MLF Capital Management, L.P. (“MLF Capital”), MLF Partners, LP (“MLF Partners”), MLF Holdings, LLC (“MLF Holdings”), MLF Offshore Fund Ltd. (“MLF Offshore Fund”), MLF Offshore Fund II Ltd. (“MLF Offshore Fund II”), MLF Partners 100 LP (“MLF 100”) and Matthew L. Feshbach (together, the “Reporting Persons”). The Reporting persons have indicated that they act as a group with regards to certain aspects of the shares. The Reporting Persons have indicated that the shares represented in the table include 84,941 shares owned directly by MLF 100, 1,392,673 shares held directly by MLF Partners, 365,846 shares owned directly by MLF Offshore Fund II, and 314,891 shares held directly by MLF Offshore Fund. MLF Capital and MLF Holdings, as the general partners of MLF 100, may be deemed to beneficially own the shares owned by MLF 100. MLF Capital, as the general partner of MLF Partners, may be deemed to beneficially own the shares owned by MLF Partners. MLF Holdings, as the general partner of MLF Capital may also be deemed to beneficially own the shares owned by MLF Partners. MLFI, as the investment advisor of MLF 100, MLF Partners, MLF Offshore Fund II and MLF Offshore Fund, may be deemed to beneficially own the shares owned by each of those entities. Mr. Feshbach, as the managing member of MLF Holdings and/or MLFI, may be deemed to beneficially own the shares owned by MLF 100, MLF Partners, MLF Offshore Fund II and MLF Offshore Fund. Each of Mr. Feschbach, MLFI, MLF Holdings and MLF Capital disclaims beneficial

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ownership of the shares owned directly by any other Reporting Person except to the extent of his or its pecuniary interest therein. The business address of MLFI, MLFP, MLF 100, MLF Capital, MLF Holdings and Matthew L. Feshbach is 455 N. Indian Rocks Road, Suite B, Belleair Bluffs, Florida 33770. The business address of MLF Offshore, MLF Cayman, MLF Offshore Fund and MLF Offshore Fund II is c/o Trident Trust Company (Cayman) Ltd., One Capital Place, P.O. Box 847GT, Grand Cayman, Cayman Islands.

(17)	Based on the Schedule 13G/A filed with the SEC on February 14, 2008 by Ashford Capital Management, Inc. (“Ashford”), an investment advisor. The Schedule 13G/A reported that Ashford has sole voting and dispositive power with respect to all of these shares. Ashford’s address is P.O. Box 4172, Wilmington, DE 19807.

(18)	Based on the Schedule 13D filed with the SEC on January 15, 2008 by Hoak Fund Management, LP, Hoak Fund Management, LP, James M. Hoak & Co., James M. Hoak and J. Hale Hoak (collectively, “Hoak”) and Nancy Hoak, spouse of James M. Hoak. The Schedule 13D reported that Hoak has formed a group for the purpose of acquiring our common stock for investment purposes. J. Hale Hoak has the sole voting and dispositive power with respect to 10,000 shares of our common stock. Hoak has shared voting and dispositive power with respect to 1,014,000 shares. Nancy Hoak and James M. Hoak have the shared voting and dispositive power with respect to 1,000 shares. Hoak’s address is 500 Crescent Court, Suite 230, Dallas, Texas 75201.

(19)	Based on Schedule 13G/A filed with the SEC on February 25, 2008 by Spencer Capital Management, LLC (“SCM”), an investment management firm and Kenneth H. Shubin Stein, an individual, with shared voting and dispositive powers with respect to all of these shares. The address of SCM and Shubin Stein is 1995 Broadway, Suite 1801, New York, NY 10033.

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